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                                                                     EXHIBIT 4.3


                              CERTIFICATE OF TRUST
                                       OF
                       SOUTHERN COMMUNITY CAPITAL TRUST I

         THIS Certificate of Trust of Southern Community Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801, et seq.) (the "Act").


         1. Name. The name of the business trust formed by this Certificate of Trust is Southern Community Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                           WILMINGTON TRUST COMPANY, as Property Trustee and as Delaware Trustee

                           By:
                              ----------------------------------------------
                           Name:
                           Title:

                           -------------------------------------------------
                           F. Scott Bauer, as Administrative Trustee


                           -------------------------------------------------
                           Richard Cobb, as Administrative Trustee


                           -------------------------------------------------
                           Jeff T. Clark, as Administrative Trustee